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                                                               Exhibit 10.14.2

                             STOCKHOLDERS AGREEMENT
                             ----------------------

         THIS STOCKHOLDERS AGREEMENT (this "Agreement"), is made and effective as of March 31, 1998, by and among Aironet Wireless Communications, Inc., a Delaware corporation (the "Corporation"), and each of the undersigned (together with any person, partnership, association, trust, corporation, limited liability company, or other entity acquiring any Shares (defined herein) in accordance with the terms and conditions of this Agreement or otherwise, the "Stockholders").

                                   BACKGROUND

         WHEREAS, on August 25, 1993, the Certificate of Incorporation of the Corporation was filed by the Secretary of State for the State of Delaware (as amended to date of this Agreement, the "Certificate");

         WHEREAS, under the Certificate the authorized capital stock of the Corporation consists solely of fifteen million (15,000,000) shares of Common Stock, $.01 par value (the "Shares");

         WHEREAS, as of the date hereof, the issued and outstanding Shares are owned of record by the persons and in the amounts set forth in EXHIBIT A to this Agreement; and

         WHEREAS, this Agreement is a condition to the transactions contemplated under the Subscription Agreement dated March 31, 1998, by and among the Corporation and certain of the Stockholders.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of these premises and the agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally and equitably bound, agree as follows:

         1.       BOARD OF DIRECTORS.
                  ------------------

         (a) GENERAL. The Corporation shall have a Board of Directors comprised of five (5) directors. Subject to applicable law governing the responsibilities and liabilities of directors, which shall in any event take precedence, the Board's power and authority shall be restricted such that it may take no action which conflicts with the terms hereof or which is reserved to the Stockholders hereunder or under applicable law. Subject to Section 1(b), each Stockholder agrees that the Directors of the Corporation shall be the following persons (and each Stockholder agrees to vote its Shares to effectuate the election of such Directors) until their successors are designated in accordance with this Section 1:


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                    Two Telxon Corporation ("Telxon") Inside
                  Designees, one of whom must be Telxon's Chief
                             Executive Officer, and
         who on the date hereof are Frank E. Brick and Kenneth W. Haver

                              One Outside Director,
                       who shall be designated by Telxon,
                   who on the date hereof is James H. Furneaux

                     One Investor (defined herein) Designee,
                    who on the date hereof is Samuel F. McKay

                                       and

                 The Chief Executive Officer of the Corporation,
                    who on the date hereof is Roger J. Murphy

In addition to the Investor (defined herein) designated Director, the Investors as a group shall be entitled to designate a single observer (the "Investor Observer") who shall not be a Director but shall receive all notices which Directors are entitled to receive and shall be entitled to attend all, but not to participate in, meetings of the Directors.

         (b) DESIGNATION. For the purpose of the foregoing:

                  (i) the Telxon inside designees and the outside Director shall be named by Telxon in its sole discretion so long as Telxon then owns at least fifty percent (50%) of the then issued and outstanding Shares; the Telxon inside designees, but not the outside Director, shall be named by Telxon in its sole discretion so long as Telxon then owns at least twenty percent (20%), but less than fifty percent (50%), of the then issued and outstanding Shares; and a single Telxon inside designee shall be named by Telxon in its sole discretion so long as Telxon then owns at least five percent (5%), but less than twenty percent (20%) of the then issued and outstanding Shares;

                  (ii) Following a Hostile Change in Control at any time, and following any Change in Control occurring after April 30, 2001, the directors which Telxon is then entitled to designate under Section 1(b)(i) shall thereafter be made by a majority in interest of Axiom Venture Partners II Limited Partnership ("Axiom"), Hambrecht & Quist, Telantis Venture Partners V, Inc. W, A & H Investments LLC, McDonald & Company Securities, Inc., Frank B. Carr and Clarion Capital Corporation, who acquired Shares pursuant to the Subscription Agreement of even date and for so long as any such person or entity is then a Stockholder (the "Investors"), provided that the Investors shall then, and for so long as they thereafter continue to, own an aggregate of at least five (5%) of the then issued and outstanding Shares.


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                           (A) A "Change in Control" is deemed to have occurred
                  upon (i) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (as amended, the "Exchange Act")), directly or indirectly, of fifteen percent (15%) or more of the combined voting power of Telxon's Voting Securities, or (ii) the holders of Telxon's securities entitled to vote thereon approve, or there otherwise occurs or is commenced, a sale, lease, exchange or other disposition of all or substantially all the assets, or the dissolution or liquidation, of Telxon, or any merger, consolidation or reorganization to which Telxon is a party and as the result of which Telxon's stockholders prior to the transaction do not own at least fifty percent (50%) of the voting power of the surviving entity in the election of directors, or (iii) the Continuing Directors cease for any reason to constitute at least a majority of the Telxon Board of Directors, or (iv) any other event occurs which is of such a nature that would be required to be reported as a change in control in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof pursuant to Section 13 or 15(d) of the Exchange Act, or similar successor public filing; provided that any event described in the foregoing clauses (i)-(iv) shall constitute a "Hostile Change in Control" if the transaction causing such change in control shall not have been approved by the affirmative vote of at least a majority of Telxon's Board of Directors, which approving majority includes a majority of the then Continuing Directors.

                           (B) "Continuing Directors" means and includes the
                  persons constituting Telxon's Board of Directors as of the date of this Agreement as well as each person who becomes a director of Telxon subsequent to the date of this Agreement whose election, or nomination for election by Telxon's stockholders, was approved by an affirmative vote of at least a majority of the then Continuing Directors (either by a specific vote or by approval of the proxy statement of Telxon in which such person is named as a nominee for director or of the inclusion of such person in such proxy statement as such a nominee, in any such case without objection by any member of such approving majority of the then Continuing Directors to the nomination of such person or the naming of such person as a director nominee), for so long as each such director shall remain in office.

                           (C) "Person" means and includes any individual,
                  corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, but excluding Telxon or any employee benefit plan sponsored by Telxon.

                           (D) "Voting Securities" means the Telxon Common
                  Stock, par value $0.01 per share, and any and all other then outstanding Telxon securities ordinarily having the right to vote generally in the election of the Telxon directors.


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                  (iii) the investor designee shall be named by Axiom so long as it holds all of the Shares acquired by it pursuant to the Subscription Agreement of even date, and otherwise by Investors holding no less than seventy five percent (75%) of the Shares then held by the Investors (a "Super Majority in Interest of the Investors"), so long as any such Investor is then a Stockholder, and the observer shall be named by a Super Majority in Interest of the Investors. The Investors shall have the right to name the Investor Board designee so long as they then own an aggregate of at least five (5%) of the then issued and outstanding Shares, and the Investor Observer so long as they then own an aggregate of at least ten percent (10%) of the then issued and outstanding
         Shares. The person sitting from time to time as the Chief Executive Officer of the Corporation shall automatically succeed as a Director to his predecessor Chief Executive Officer (succeeding Chief Executive Officers shall be deemed to be designees for the purposes herein).

         (c) METHOD. A designee may be named at any time, and from time to time, by delivering written notice duly executed by the designator to the Secretary or an Assistant Secretary of the Corporation for inclusion in the Corporation's minute book. Upon receipt of a designation, the Secretary or an Assistant Secretary of the Corporation shall circulate to the Stockholders an action by written consent to effectuate the designation (and each Stockholder agrees to vote its Shares to effectuate the designation).

         (d) COMMITTEES. The Telxon designees and the Investor designee have the right to sit on all committees established by the Board.

         (e) VACANCIES. No vacancy of a Board seat designated and effectuated in accordance with this Section 1 shall be filled other than in accordance with this Section 1. At such time as a designator's shareholdings fall below the percentage required to entitle it to designate Board members, that designator's Board seat shall be deemed vacated and shall not be re-filled except by the vote of the Stockholders in accordance with the Corporation's By-laws.

         (f) BOARD EXPENSES. The Corporation agrees to reimburse each of the directors elected to the Corporation's Board of Directors (and any Investor Observer) for their reasonable out-of-pocket travel and lodging expenses incurred attending Board of Directors' meetings and performing their respective obligations and responsibilities to the Corporation.

         2.       GOVERNANCE.
                  ----------

         (a) BY-LAWS. The Corporation's By-laws shall continue in full force and effect from and after the effective date of this Agreement. To the extent that the terms and conditions of this Agreement conflict with the Corporation's By-laws, the terms and conditions of this Agreement shall control.

         (b) BOARD MEETINGS. The Board of Directors shall conduct at least one Board meeting during each fiscal quarter of the Corporation.

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         (c) STOCKHOLDER VOTES. Except as otherwise provided in this Agreement or as required by applicable law, any vote, approval, authorization or other action to be taken by the Stockholders shall be determined by a majority vote based on the number of Shares then owned by them.

         (d) ACTION BY WRITTEN CONSENT. Unless otherwise required by law, any vote, approval, authorization or other action to be taken by the Stockholders or Directors of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the number of Stockholders required to pass such matter at a meeting of the Stockholders where all Stockholders entitled to vote were present, or by all of the Directors, as the case may be. Consents may be executed in several counterparts all of which when taken together shall constitute a single integrated consent. The original (or copies if the originals are not available) of such consents shall be entered in the Corporation's minute book.

         (e) PUBLIC OFFERING AND SALE OF CORPORATION. During the period commencing December 1, 1998, and ending September 30, 2000 (the "Stockholder Approval Period"), or at any time after the occurrence of a Hostile Change in Control, the Stockholders shall have sole authority to direct the Corporation to take the following actions:

                  (i) to undertake any public offering of securities of the Corporation; or

                  (ii) to sell the Corporation as an entirety, whether by merger, consolidation, stock sale, asset sale, or otherwise.

During the Stockholder Approval Period, or at any time after the occurrence of a Hostile Change in Control, in the event that the Investors then own ten percent (10%) or more of the issued and outstanding Shares, and as a group they vote, by majority vote of the Shares held by the Investors, in favor of either: (i) the first firm commitment underwritten public offering of the Shares (or units which include the Shares as an element) at a public offering price of not less than Eight Dollars ($8.00) per Share, pursuant to a Registration Statement, on Form S-1 or other appropriate form, filed by the Corporation under the Securities Act of 1933, as amended, pursuant to which the Corporation receives proceeds, net of underwriting discounts, commissions and other expenses of the offering, of not less than Eight Million Dollars ($8,000,000) ("IPO"); or (ii) the sale of the Corporation as an entirety, whether by merger, consolidation, stock sale, asset sale, or otherwise ("Private Sale"), for the higher of a gross sale price of Seventy Five Million Dollars ($75,000,000) or Eight Dollars ($8.00) per share, then Telxon agrees to also vote its Shares in favor of, and to take all other actions necessary to effectuate, such IPO or Private Sale, and agrees to cause its Board designees to take all actions that are required by law to be taken by a Delaware corporation's board of directors to effectuate any such transaction. Without limiting the generality of Section 6(l), the parties hereby acknowledge and confirm that the provisions of this Section 2(e) shall be binding upon Telxon and any successor-in-interest thereto.


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         (f) NEWLY ISSUED SHARES. The Stockholders shall have sole authority to determine whether the Corporation is permitted to issue any equity securities, except in an IPO, or securities convertible into or exchangeable for equity securities. Authority for the Corporation to issue such securities shall require an affirmative vote of at least ninety two and one half percent (92.5%) of all of the then issued and outstanding Shares.

         (g) MERGERS, ASSET SALES ETC. Other than Private Sales approved pursuant to Section 2(e), any merger, consolidation, reorganization, reclassification or recapitalization involving the Corporation, or any sale, lease, exchange or other disposition of all or substantially all of the assets, or the dissolution or liquidation, of the Corporation, shall require the affirmative vote of at least ninety two and one half percent (92.5%) of all of the then issued and outstanding Shares.

         (h) AGREEMENTS WITH TELXON CORPORATION. The Board of Directors shall have sole authority, by the affirmative vote of Directors representing one hundred percent (100%) of the total number of seats then constituting the full Board, to determine whether the Corporation may authorize or approve any contract, agreement, arrangement or transaction (or amendment, modification, assignment, termination or waiver thereof) between Telxon Corporation and the Corporation, or to waive any failure of performance by Telxon Corporation thereunder, other than any of the foregoing which are done in the ordinary course of the Corporation's business.

         3.       TRANSFER OF SHARES.
                  ------------------

         (a) PROHIBITION ON TRANSFER. No Stockholder shall sell, exchange, give, transfer, assign, pledge, encumber, hypothecate, or otherwise dispose of any Shares, or any legal, beneficial or other interest in any Shares, whether now owned or hereafter acquired, whether voluntarily, involuntarily, by operation of law, or otherwise, including by way of intestacy, will, gift, bankruptcy, execution, or seizure and sale by legal process (such events separately and collectively are referred to as a "Transfer," and the transferee is referred to as a "Transferee"), except as provided in this Agreement.

         (b) CORPORATION RIGHT OF FIRST REFUSAL. In the event that a Stockholder at any time desires to Transfer all or any portion of its Shares to any third party (the "Offeror"), it must first offer to Transfer its Shares to the Corporation. Such offer must be upon the same terms and conditions as it proposes to Transfer such Shares to the Offeror, which terms and conditions shall be set forth in a written notice of offer (the "Notice of Offer"). The Notice of Offer shall state with particularity the terms upon which the Transfer of the Shares is proposed to be made, including, without limitation, the purchase price to be paid for the Shares, if any, the time and method of payment, and if payment is to be made other than in cash, a description of the non-cash consideration and the rate of interest, if any, to be paid on the non-cash portion of said purchase price (collectively the "Offer Price and Terms"). The Corporation shall have a period of fifteen (15) days after receipt of the Notice of Offer within which to accept (as to all, but not less than all, of the tendered Shares) or reject in writing the offer of Transfer. Should the Corporation accept the offer, it shall, within ten (10) days of its acceptance, acquire the tendered Shares at the Offer

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Price and Terms. Failure of the Corporation to respond in writing to a Notice of
Offer within the fifteen (15) day period shall be deemed a rejection of said offer.

         (c) STOCKHOLDER RIGHT OF FIRST REFUSAL. Should the subject Shares not be acquired by the Corporation at the expiration of the period specified in
Section 3(b), the tendering Stockholder shall next offer to Transfer such Shares to the Stockholders (excluding the tendering Stockholder), if any, pro-rata to their Share interests, at the Offer Price and Terms, by providing the Stockholders with a copy of the Notice of Offer. The Corporation shall provide the tendering Stockholder with the then current Stockholder address list to enable it to provide all required notices under this Section 3(c) and under
Section 3(d). The Stockholders shall have a period of fifteen (15) days after receipt of the Notice of Offer within which to accept or reject in writing the offer of Transfer. Should any Stockholder accept the offer, it shall, within ten
(10) days of its acceptance, acquire the tendered Shares at the Offer Price and Terms. Failure of any Stockholder to respond in writing to a Notice of Offer within such fifteen (15) day period shall be deemed a rejection of said offer. In the event that Stockholder acceptances of the offer are, in the aggregate, for fewer than all of the tendered Shares, then the tendering Stockholder shall so notify the Stockholders who have elected to acquire tendered Shares, which electing Stockholders shall have an additional seven (7) day period following receipt of such notice to acquire the remaining Shares, pro rata to their Share interests (as between themselves); provided that if the offer is not accepted by Stockholders as to all of the tendered Shares, then none of the Stockholders shall have any right to acquire any of the tendered Shares pursuant to this
Section 3(c).

         (d)      CO-SALE.

                  (i) No later than ten (10) days after the expiration of the time periods specified in Section 3(c), the tendering Stockholder shall notify the other Stockholders in writing whether the Corporation and the Stockholders have failed to acquire all of the tendered Shares pursuant to Sections 3(b) and (c) (the "Co-Sale Notice"). If all of the tendered Shares have not been acquired pursuant to either Section 3(b) or 3(c), then each Stockholder other than the tendering Stockholder shall have the right to participate in the tendering Stockholder's sale of Shares by selling a portion of its Shares on the terms set forth in the Notice of Offer, in an amount equal to the product obtained by multiplying (x) the aggregate number of Shares to be sold by the tendering Stockholder by (y) the Ownership Percentage (defined herein) of Shares owned by each Stockholder other than the tendering Stockholder who elects to participate in the tendering Stockholder's sale (each a "Participant," and collectively the "Participants"). The Ownership Percentage for any Participant shall be the percentage figure which expresses the ratio between (x) the number of Shares owned by such Participant and (y) the aggregate of (A) the number of Shares owned by all Participants and (B) the number of Shares owned by the tendering Stockholder (excluding any Shares acquired pursuant to Section 3(b) or 3(c)). Within five (5) days after its receipt of the Co-Sale Notice, any Stockholder electing to participate in the tendering Stockholder's Transfer shall notify the tendering Stockholder in writing of the number of Shares held by it to be included in the sale.

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                  (ii) Each Participant shall enter into such agreements and take such actions consistent with the Notice of Offer, and as otherwise reasonably directed by the tendering Stockholder in order to effect the subject Transfer. The proceeds of any Transfer under this Section 3(d) shall be remitted directly to each Participant by the Offeror.

                  (iii) The provisions of this Section 3(d) shall not apply to any Transfer permitted under Section 3(g).

         (e) TRANSFER. Subject to Section 6(c), if all of the tendered Shares are not acquired by either the Corporation and/or the Stockholders within the time periods provided for in Sections 3(b) and (c), respectively, and provided that the notice required under Section 3(c), if any, was provided within five
(5) days after the end of the time period provided for in Section 3(b), then the tendering Stockholder and each Participant may Transfer its Shares to the Offeror at Offer Price and Terms; provided, however, that such Transfer must be completed within forty five (45) days from the expiration of all response periods provided in Sections 3(b), (c) or (d), as applicable.

          (f) ALTERATION OF TERMS. Each time the Offer Price and Terms are altered in any way, including, but not limited to, changes in the identity of the proposed Offeror or the consideration to be paid for the Shares to be Transferred, or in the event that a Transfer is not completed within the time period provided for in Section 3(e), then the subject Shares shall be re-offered to the Corporation and the Stockholders in accordance with Section 3(b) and (c), respectively, and a new Co-Sale Notice shall be given in accordance with Section 3(d), as if a totally new transaction were proposed.

          (g)     PERMITTED TRANSFER.

                  (i) Subject to Section 6(c), a non-entity Stockholder is permitted to Transfer his Shares during his life without first offering his Shares to the Corporation or Stockholders in accordance with Sections 3(b) and (c), respectively, if, but only if, the Transfer is to Stockholder's spouse or lineal descendants, or any trust created for his or their benefit, or to a corporation wholly owned by the Stockholder and/or his spouse and lineal descendants. An estate, executor, administrator or other personal representative of a deceased non-entity Stockholder is permitted to hold and, subject to
          Section 6(c), Transfer the deceased nonentity Stockholder's Shares to the deceased Stockholder's devisees and heirs at law. Shares Transferred in accordance with this Section 3(g) may not be further Transferred except in accordance with the provisions of this Section 3.

                  (ii) Subject to Section 6(c), an entity Stockholder is permitted to Transfer its Shares without first offering its Shares to the Corporation or Stockholders in accordance with Section 3(b) and
          (c), respectively, if, but only if: (i) the Transfer is to an entity of which at least fifty-one percent (51%) is owned by the Stockholder or its affiliates, or if at least fifty-one percent (51%) of the Stockholder is owned by the Transferee or an affiliate of the Stockholder, and each such Transferee may further Transfer such Shares to

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          similarly controlled or controlling affiliate entities; or (ii) the
          Transfer is a spin-off, dividend or other distribution to the owners of the Stockholder, based on such ownership interests.

                  (iii) In the event of a permitted Transfer under this Section 3(g), the Transferor shall promptly furnish written notice thereof to the Corporation. Concurrently therewith, the Transferee shall execute a written agreement to be bound by the terms and provisions of this Agreement, as provided in this Section 3(g).

          (h) CERTAIN PURCHASE MONEY LIENS. Notwithstanding anything in Section 3 to the contrary, neither the grant of nor the foreclosure or other realization by the Company or by Telxon, as the case may be, on the security interest in 200,000 Shares granted by Roger J. Murphy to the Corporation to secure the payment of $372,000, nor the security interest in 808,500 Shares granted by Telantis Venture Partners IV, Inc. to Telxon to secure the payment of $1,503,810, or the security interest in up to 120,635 Shares, and warrants to purchase 12,064 Shares, granted by Telantis Venture Partners V, Inc. to Telxon to secure the payment of up to $422,000 shall be a prohibited Transfer under
Section 3(a).

          (i) SPECIAL UNDERWRITER REQUIREMENTS. Each Stockholder agrees, if requested by the Corporation and an underwriter of Common (or other securities) of the Corporation, not to sell or otherwise transfer or dispose of any Common (or other securities) of the Corporation held by such Stockholder during the one hundred eighty (180) day period following the effective date of a registration statement of the Corporation filed under the Securities Act, provided that such agreement only applies to the first such registration statement of the Corporation including securities to be sold on its behalf to the public in an underwritten offering. Such agreement shall be in writing in a form satisfactory to the Corporation and such underwriter. The Corporation may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

          (j) ADDENDUM. Before the holdings of any Transferee shall be honored by the Corporation or accepted upon its stock register and before any right, title or interest whatsoever therein shall vest in such Transferee, and before the Corporation shall issue or agree to issue any previously unissued (or reissue or agree to reissue, from treasury or otherwise) Shares of the Corporation, it shall require, as a condition to the issuance of a stock certificate or other instrument evidencing such stock, that said Transferee or the person or entity to whom any such previously unissued (or reissued) Shares are to be issued, as the case may be, execute and deliver to the Secretary of the Corporation an Addendum to this Agreement in substantially the following form with appropriate insertions:

                                    ADDENDUM

                  Pursuant to the STOCKHOLDERS AGREEMENT (the
                  "Agreement") dated ___, 1998 by and among Aironet Wireless

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                  Communications, Inc., a Delaware corporation (the
                  "Corporation"), and its Stockholders, the undersigned, now the holder of __________ of the Corporation evidenced by certificate(s) numbered __________, does hereby become a party to the Agreement entitled to the rights, and subject to the obligations, as set forth therein, to the extent the undersigned is record holder of shares of the Corporation's capital stock with the same force and effect as though it had executed said Agreement as an initial signatory party thereto. The undersigned acknowledges that he has read the Agreement and is familiar with and understands its terms.

                  Dated this _____ day of __________, 199__.

                                           -------------------------------
                                              (signature)

Whether or not such Addendum is executed, each Transferee or new holder of Shares shall in any event be bound by, and shall perform the obligations imposed by, this Agreement with the same force and effect as if such Transferee or new holder had signed this instrument.

          (k) HOLDERS OF OTHER SECURITIES. On the date of this Agreement, options and warrants to purchase Shares are held by the persons identified in
SCHEDULE 3(K). The Corporation shall use its best efforts to obtain from each such person an Addendum similar to that provided for in Section 3(j) which in substance provides that any Shares issued upon the exercise of such options and warrants, and the holder thereof, shall be bound by the terms and conditions hereof and shall then, but not before, be entitled to the rights afforded to the Stockholders hereunder. Before the Corporation shall grant or issue, or agree to grant or issue, any securities convertible into or exercisable or exchangeable for, stock of the Corporation, the Corporation shall require, as a condition thereto, that the grantee or recipient of such securities execute an Addendum of the type described in this Section 3(k), except that no such Addendum shall be required with respect to securities which may not be converted, exercised or exchanged into or for stock of the Corporation prior to an IPO.

          (l) PURCHASE OF INVESTOR SHARES UPON CERTAIN CHANGES IN CONTROL. On or within ten (10) days after the date ninety (90) days after the consummation of a Change in Control

                  (A) which is not a Hostile Change in Control,

                  (B) which occurs prior to May 1, 2001, and

                  (C) which occurs at a time when Telxon then owns at least twenty percent (20%) of the issued and outstanding Shares,


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the Person surviving such Change in Control shall give written notice to each of the Investors that the surviving Person will purchase all Shares which such Investor then owns at a price of Ten and 50/100 Dollars ($10.50) per Share in cash. Each Investor must accept or reject such offer in writing within twenty
(20) after its receipt of the surviving Person's notice. If not timely rejected, the surviving Person and each Investor that does not timely reject the surviving Person's offer shall consummate the purchase of each such Investor's Shares by the surviving Person on or before the date ten (10) days after the earlier of
(i) the date that the surviving Person receives the Investor's acceptance or
(ii) the expiration of the Investor's twenty (20) day rejection period. The transactions under this Section 3(l) shall not be subject to any of the other provisions of this Section 3, but the surviving Person and such purchased Shares shall remain subject to this Agreement. Without limiting the generality of
Section 6(l), Telxon shall take all necessary actions to ensure that such a surviving Person is obligated to take the actions required of it under this
Section 3(l).

          4.      CONFLICTS OF INTEREST
                  ---------------------

          (a) As long as Telxon owns twenty percent (20%) or more of the issued and outstanding Shares: (i) the Corporation's Chief Executive Officer shall not be permitted to serve Telxon as an officer or director, and may not own five percent (5%) or more of Telxon's issued and outstanding capital stock; and (ii) no officer of Telxon may serve as an officer of Aironet (the prohibition in this clause (ii) shall not commence until July 1, 1998).

          (b) As Telxon remains a stockholder of the Corporation, and as the Corporation and Telxon may engage in the same or similar activities or lines of business and may have an interest in the same areas of corporate opportunity, and in recognition of: (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Telxon (including service of officers and Directors of Telxon as Directors of the Corporation); and (ii) the difficulties and uncertainties attendant to any Director, who desires and endeavors fully to satisfy such Director's fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Section 4 are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve Telxon and its officers and Directors, and the powers, rights, duties, obligations and liabilities of the Corporation and its officers, Directors and stockholders in connection therewith.

          (c) Except as Telxon may otherwise agree in writing:

                  (i) Except as may otherwise be set forth in any agreements between the Corporation and Telxon, Telxon shall not have a duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as the Corporation presently engages in and in the future may engage in; and

                  (ii) neither Telxon nor any officer or Director thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Telxon or of such person's direct or indirect participation therein.

In the event that Telxon acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Telxon and the Corporation, Telxon shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation or controlling person by reason of the fact that Telxon pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding, or offer, such corporate opportunity to the Corporation.

          (d) In the event that a Director, officer or employee of the Corporation who is also a Director, officer or employee of Telxon acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation and Telxon (whether such potential transaction or matter is proposed by a third-party or is conceived of by such Director, officer or employee of the Corporation), such Director, officer or employee shall be entitled to offer such corporate opportunity to the Corporation or Telxon as such Director, officer or employee deems appropriate under the circumstances in his sole and absolute discretion, and no such Director, officer or employee shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that: (i) such Director, officer or employee offered such corporate opportunity to Telxon (rather than the Corporation) or did not communicate information regarding such corporate opportunity to the Corporation; or (ii) Telxon pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation. All information learned by any director of the Corporation in the course of his service as a director is confidential information of the Corporation, and notwithstanding any provision in this Agreement to the contrary, no director may utilize such confidential information except for the benefit of the Corporation, and may not disclose such confidential information to any person or entity other than for the benefit of the Corporation in the course of the director's service on the Corporation's Board, or as an officer or employee of the Corporation.

          (e) Subject to Section 2(g), no contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and Telxon or any Related Entity (defined herein) or between the Corporation and one or more of the Directors or officers of the Corporation, Telxon or any Related Entity, shall be void or voidable solely for the reason that Telxon or any Related Entity or any one or more of the officers or Directors of the Corporation, Telxon or any Related Entity are parties thereto, or solely because any such Directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for such purpose, but any such contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) shall be governed by the provisions of this Agreement, the Certificate, the Corporation's By-laws, Delaware Law and other applicable law. For purposes of this Section 4, the term "Related Entities" means any Director of the Corporation, or any corporations, partnerships, associations or other organizations in which one or more of its Directors have a direct or indirect financial or non-financial interest.

          (f) Subject to Section 2(g), Directors of the Corporation who are also directors or officers of Telxon or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof), and may vote thereon. Outstanding Shares owned by Telxon and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof), and may vote thereon.

          (g) Neither Telxon nor any officer or Director thereof or any Related Entity shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that Telxon or an officer or Director thereof or such Related Entity in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between Telxon or of such Related Entity and the Corporation. No vote cast or other action taken by any person who is an officer, Director or other representative of Telxon or such Related Entity, which vote is cast or action is taken by such person in his capacity as a Director of the Corporation, shall constitute an action of or the exercise of a right by or a consent of Telxon or such Related Entity for the purpose of any such agreement or contract.

          (h) Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall, by virtue of the legend required by Section 5(a) to be borne on certificates evidencing Shares, be deemed to have notice of, to understand the ramifications of, to have consented to the provisions of, and, to the fullest extent permitted by Delaware Law, to have waived his right to contest this Section 4.

          (i) For purposes of this Section 4, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests, or with any officer or Director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

          (j) For purposes of this Section 4 only: (i) the term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests; and (ii) the term "Telxon" shall mean Telxon and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (i)) in which Telxon beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests.

          (k) Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of this Section 4 shall expire on the date that Telxon ceases to own beneficially Shares representing at least twenty percent (20%) of the issued and outstanding Shares, and no person who is a Director or officer of the Corporation is also a Director or officer of Telxon. The provisions of this
Section 4 shall automatically terminate upon the consummation of a Hostile Change in Control, except for the provisions of Section 4(a), which shall survive such event. The alteration, amendment, change or repeal of any provision of this Section 4 or the adoption of any provision inconsistent with this
Section 4, shall require the express written consent of Telxon, and will not eliminate or reduce the effect of this Section 4 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 4, would accrue or arise prior to such alteration, amendment, repeal or adoption.

          5.      COVENANTS
                  ---------

          (a) INSPECTIONS. Upon no less than five (5) days advance written notice, the Corporation shall permit each Investor (or its designated representative) to visit and inspect any of the properties of the Corporation, including its books of account, and to discuss its affairs, finances and accounts with the Corporation's officers and its independent public accountants. All such inspections shall be conducted during the Corporation's business hours, and shall not unreasonably interfere with the conduct of the Corporation's business.

          (b) FINANCIAL REPORTING. The Corporation will furnish the following reports to the Investors:

                  (i) As soon as practicable after the end of each fiscal year of the Corporation, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Corporation and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of operations, accumulated earnings and cash flows of the Corporation and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited (without scope limitations imposed by the Corporation) and certified by independent public accountants of recognized national standing selected by the Corporation.

                  (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Corporation, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Corporation and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations, accumulated earnings and cash flows of the Corporation and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (provided that such statements will not include all of the information and notes required for complete financial statements) consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from year-end audit adjustments.

                  (iii) As soon as practicable after the last day of each month, and in any event by the twentieth day of each month, a consolidated balance sheet of the Corporation and its subsidiaries, if any, as of the end of each such month, and consolidated statements of operations, accumulated earnings and cash flows of the Corporation and its subsidiaries, if any, for such period, prepared in accordance with generally accepted accounting principles (provided that such statements will not include all of the information and notes required for complete financial statements) consistently applied.

          (c) PROMPT PAYMENT OF TAXES, ETC. The Corporation will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Corporation; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall at the time be contested in good faith by appropriate proceedings, and provided, further, that unless otherwise approved by the Corporation's Board of Directors, the Corporation will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. Unless otherwise approved by the Corporation's Board of Directors, the Corporation will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other obligations incident to its operations.

          (d) MAINTENANCE OF PROPERTIES AND LEASES. The Corporation will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper, or legally required, repairs, renewals, replacements, additions and improvements thereto; and the Corporation will at all times comply with each provision of all leases to which it is a party or under which it occupies, or has possession of, property if the breach of such provision might have a material adverse effect on the condition, financial or otherwise, or operations of the Corporation.

          (e) INSURANCE. The Corporation will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion in amounts sufficient to prevent the Corporation from becoming a co-insurer and not in any event less than eighty percent (80%) of the insurable value of the property insured. The Corporation will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. All such policies of insurance shall be occurrence policies with "tail coverage" so-called respecting all prior "claims made" policies. The Corporation shall give immediate written notice to the Investors and to insurers of loss or damage to the property and shall promptly file proof of loss with insurers. The Corporation shall maintain, either itself or under its Services Agreement with Telxon, directors and officers insurance in an amount at least equal to that which it presently maintains.

          (f) COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES. The Corporation shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of its businesses or to its property or assets.

          (g) MAINTENANCE OF CORPORATE EXISTENCE, ETC. The Corporation shall maintain in full force and effect its corporate existence, rights, government approvals and franchises, and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it, which are deemed by the Corporation's Board of Directors to be necessary to the conduct of its business.

          (h)     PROPRIETARY INFORMATION AGREEMENT AND KEY EMPLOYEE AGREEMENT.

                  (i) The Corporation and each person hereafter employed by it with access to confidential information will enter into a proprietary information agreement as approved by the Corporation's Board of Directors.

                  (ii) The Corporation will require its employees to execute non-competition agreements as approved by the Corporation's Board of Directors.

                  (iii) The Corporation will cause all technological developments, inventions, discoveries or improvements made by employees of the Corporation to be fully documented in engineering notebooks in accordance with the best prevailing industrial professional standards and, where possible and appropriate, cause all employees to file and prosecute United States and foreign patent applications relating to and protecting such developments.

          6.      MISCELLANEOUS
                  -------------
          (a) In order to effectuate the terms and restrictions of this Agreement, each certificate of stock evidencing Shares owned by the Stockholders or issued by the Corporation shall bear the following legend:

                  OWNERSHIP, ENCUMBRANCE, PLEDGE, ASSIGNMENT,
                  TRANSFER, OR OTHER DISPOSITION OF THE SHARES
                  EVIDENCED BY THIS CERTIFICATE, AND ANY SHARES ISSUED IN LIEU THEREOF, ARE SUBJECT TO RESTRICTIONS CONTAINED IN A STOCKHOLDERS AGREEMENT DATED AND EFFECTIVE AS OF MARCH ___, 1998, BY AND AMONG THE CORPORATION AND ITS STOCKHOLDERS A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION. A

                  COPY OF THE STOCKHOLDERS AGREEMENT AND THE CORPORATION'S BY-LAWS WILL BE MAILED BY THE CORPORATION TO ANY STOCKHOLDER WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER WRITTEN REQUEST THEREFOR.

                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS ("STATE LAWS") AND HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE ACT AND STATE LAWS OR (ii) A TRANSACTION PERMITTED BY RULE 144 OR RULE 145 UNDER THE ACT OR EQUIVALENT STATE LAWS FOR WHICH THE ISSUER HAS RECEIVED REASONABLY SATISFACTORY EVIDENCE OF COMPLIANCE WITH THE PROVISIONS OF SUCH APPLICABLE RULE OR
                  (iii) AN OPINION OF COUNSEL SATISFACTORY TO ISSUER THAT SUCH SHARES ARE EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT AND STATE LAWS OR (iv) A NO-ACTION LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION AND THE APPLICABLE STATE DIVISIONS OF SECURITIES THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR STATE LAWS."

          (b) If a Stockholder or its Transferee shall be in default under any of the terms and conditions of this Agreement, or if any Shares are held in any manner contrary to the terms and conditions of this Agreement, the Corporation may avail itself of all remedies afforded at law or in equity, and in addition, no dividends shall be paid upon the Shares with respect to which such default exists, and the holder of such Shares shall not be entitled to vote.

          (c) Notwithstanding any other provision in this Agreement to the contrary, in order to protect the Corporation's trade secrets, no Shares may be transferred to any person or entity, other than to or by Telxon, which directly competes with the Corporation or, so long as Telxon shall own at least twenty percent (20%) of the issued and outstanding Shares, Telxon, as such competitors are determined by the Corporation or Telxon, respectively, in its reasonable discretion. Any merger, consolidation, change of control or any other reorganization of any Stockholder (other than Telxon) with or involving any such competitor shall be deemed to be a transfer of Shares prohibited by the preceding sentence. Failure of the Corporation or any Stockholders to acquire Shares as to which notice has been given hereunder or for which a right to acquire has become exercisable, and the Transfer of any Shares to any Transferee or any subsequent Transferee, shall not be deemed to release said Shares from any of the restrictions herein contained. All restrictions imposed in this Agreement shall apply to any future Transfers of Shares, whether acquired through voluntary acts or by operation of law. Any purported Transfer of Shares in violation of this Agreement will not affect the beneficial ownership of such Shares, nor shall such Transfer be recognized in the books and records of the Corporation. The Stockholder, or its successor, making the purported Transfer will retain the right to vote, the right to receive dividends and liquidation proceeds upon, and any other rights under, its Shares. Neither the Corporation, nor any Director or officer of the Corporation, nor any transfer agent shall be liable for any refusal to Transfer any Shares or issue any new certificates when it or he in good faith believes that such Transfer or issuance would be in violation of this Agreement. Nothing in this Agreement does or shall be interpreted as granting any Stockholder any preemptive rights.

          (d) No entity Stockholder shall suffer or permit the transfer of any ownership interest in such Stockholder, or any other transaction, the effect of which would be to circumvent the Corporation's or any Stockholder's rights under Sections 3(b), (c) and (d) or the prohibitions contained in Section 6(c).

          (e) This Agreement shall terminate and the Shares shall cease to be subject to this Agreement upon the (i) merger of the Corporation with or into any other corporation in an arms length transaction, (ii) consolidation of the Corporation with any other corporation in an arms length transaction, (iii) sale of all of the issued and outstanding Shares of the Corporation to a single purchaser, (iv) sale or other disposition or all or substantially all of the Corporation's assets or (v) registration of the Corporation's then issued and outstanding Shares pursuant to Section 12 of the Exchange Act or the Corporation is obligated to file periodic reports with the Securities and Exchange Commission pursuant Section 15(d) of the Exchange Act; provided, however, that any claim for breach of this Agreement arising prior to any such termination shall survive such termination.

          (f) Section headings are not to be considered part of this Agreement; they are included solely for convenience and are not intended to be full or accurate descriptions of the contents hereof.

          (g) All of the terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context of this Agreement or any section or clause herein may require, the same as if such words had been fully and properly written in the number and gender.

          (h) This Agreement constitutes the entire agreement between the parties with respect to the within subject matter and supersedes all prior and contemporaneous agreements, written or oral, or understandings with respect thereto. In addition to Telxon's written consent as specifically provided for in, and required to amend, Section 4, (i) any waiver by a party of any provision, covenant or condition hereof intended for its benefit must be in writing and executed by that party; provided, however, that any waiver by the Stockholders holding ninety five percent (95%) or more of the then issued and outstanding Shares shall be deemed to be a waiver by all Stockholders, provided that such waiver does not treat any Stockholder differently from other Stockholders, (ii) no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege, (iii) this Agreement may not be amended unless the Corporation and the Stockholders holding ninety five percent (95%) or more of the then issued and outstanding Shares have consented to the amendment in writing, provided that any amendment that treats a Stockholder differently than other Stockholders must be consented to by such Stockholder.

          (i) All clauses of this Agreement are distinct and severable. If any clause shall be held to be unenforceable or overly broad, a court of competent jurisdiction is hereby authorized to modify such clause so as to render the terms, provisions and restrictions hereof enforceable to the maximum extent permitted by law.

          (j) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. Faxed signatures shall be deemed to be originals for evidentiary purposes.

          (k) Notices required hereunder shall be deemed to have been given when mailed, by certified mail, addressed to the Stockholders as set forth in the stock records of the Corporation, or as set forth in any notice of change of address previously given in writing by the addressee to the addressor, and to the Corporation at its principal offices, with a copy to Robert A Goodman, Esq., Goodman Weiss Miller LLP, 100 Erieview Plaza, 27th Floor, Cleveland, Ohio 44114, or as set forth in any notice of change of address previously given in writing by the addressee to the addressor.

          (l) The terms, provisions and restrictions set forth in this Agreement shall be binding upon the Stockholders of the Corporation and their respective heirs, executors, administrators, personal representatives, successors and assigns, and upon the Corporation and any successors-in-interest to the Corporation.

          (m) This Agreement shall be governed under, and in accordance with the laws of the State of Delaware, without regards to conflict or choice of laws, statutes, regulations, rules or principles. Any action relating to the execution or performance of this Agreement may be brought in the courts, state or federal, sitting in Cuyahoga or Summit County, Ohio, and each party hereto consents to the jurisdiction and venue of such courts, and agrees not to contest venue on the grounds of forum non conveniens or otherwise.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


COMPANY:                           AIRONET WIRELESS COMMUNICATIONS, INC.
-------

                                   By: /s/ Roger J. Murphy
                                      --------------------------------------
                                      Roger J. Murphy, President


INVESTORS, INDIVIDUALS:               /s/ Frank B. Carr
----------------------                ------------------------------------------
                                      FRANK B. CARR

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


COMPANY:                 AIRONET WIRELESS COMMUNICATIONS, INC.
-------

                         By: /s/ Roger J. Murphy
                            --------------------------------------
                              Roger J. Murphy, President


TELXON:                  TELXON CORPORATION
------

                         By: /s/ Kenneth W. Haver
                            --------------------------------------
                              Kenneth W. Haver, Senior Vice President
                                  and Chief Financial Officer

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

INVESTORS, ENTITIES:           AXIOM VENTURE PARTNERS II LIMITED
-------------------            PARTNERSHIP

                               By:      Axiom Venture Associates II Limited
                               Liability Company, its General Partner

                               By: /s/ Samuel F. McKay
                                  --------------------------------------

                               Its:
                                   --------------------------------------

                               HAMBRECHT & QUIST

                               By:
                                  --------------------------------------

                               Its:
                                   --------------------------------------

                               TELANTIS VENTURE PARTNERS V, INC.

                               By: /s/ Richard W. Dyer
                                  --------------------------------------
                                    Richard W. Dyer, Treasurer

                               W, A & H INVESTMENTS LLC

                               By: Wessels, Arnold & Henderson Group, L.L.C.,
                                        its managing member

                               By: /s/ Ken J. Wessels
                                  --------------------------------------
                                    Ken J. Wessels, CEO/Managing Director

                               McDONALD & COMPANY SECURITIES, INC.

                               By:
                                  --------------------------------------

                               Its:
                                   --------------------------------------

                               CLARION CAPITAL CORPORATION

                               By: Mort Cohen
                                  --------------------------------------

                               Its: Chairman
                                   --------------------------------------